UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2017

Castle Brands Inc.

(Exact name of registrant as specified in its charter)

Florida	001-32849	41-2103550
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 East 42nd Street, Suite 5000, New York, New York		10168
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 356-0200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On October 18, 2017, Castle Brands Inc. (the “Company”), and its wholly-owned subsidiary, Castle Brands (USA) Corp. (“CB-USA”), entered into a Third Amendment (the “Amendment”) to that certain Amended and Restated Loan and Security Agreement (as amended, the “Loan Agreement”), dated as of September 22, 2014, with ACF FinCo I LP (“ACF”), to amend certain terms of the Company’s existing $19,000,000 revolving credit facility (the “Facility”) with ACF.

Among other changes, the Amendment increases the maximum amount of the Facility from $19,000,000 to $21,000,000, and amends the definition of borrowing base to increase the amount of borrowing that can be collateralized by inventory. The Company and CB-USA paid ACF an aggregate $20,000 commitment fee in connection with the Amendment.

In connection with the Amendment, the Company and CB-USA also entered into an Amended and Restated Revolving Credit Note (“Revolving Note”).

The foregoing summary is qualified in its entirety by reference to the text of the Amendment and Revolving Note attached hereto as exhibits 4.1 and 4.2, respectively, and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as exhibits to this Report on Form 8-K:

4.1 Third Amendment to the Amended and Restated Loan and Security Agreement, dated as of October 18, 2017, by and among ACF FinCo I LP, the Company and Castle Brands (USA) Corp.

4.2 Amended and Restated Revolving Credit Note, dated as of October 18, 2017, in favor of ACF FinCo I LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Castle Brands Inc.

October 20, 2017	By:	/s/ Alfred J. Small
	Name:	Alfred J. Small
	Title:	SVP, CFO, Treas. & Secretary